Exhibit 28(a)(xiii)
Seasons Series Trust
Certificate of Amendment
     I, Nori L. Gabert, do hereby certify that I am the duly elected Secretary of Seasons Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the “Trust”), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Declaration of Trust, dated as of October 10, 1995 and filed October 11, 1995, as amended from time to time (hereinafter referred to as the “Declaration of Trust”), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amendment to Establishment and Designation of Shares of Beneficial Interest was duly approved and adopted in the manner provided in the Declaration of Trust
     IN WITNESS WHEREOF, I have hereunto set forth my hand this 16th day of December, 2010.

Name:	/s/ NORI L. GABERT

Title:	Secretary

SEASONS SERIES TRUST
AMENDMENT TO
ESTABLISHMENT AND DESIGNATION OF SHARES OF BENEFICIAL INTEREST
     The undersigned, being a majority of the Trustees of Seasons Series Trust (hereinafter referred to as the “Trust”), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that pursuant to Section 6.10(g) of the Trust’s Declaration of Trust dated as of October 10, 1995 and filed October 11, 1995, as amended from time to time (the “Declaration”), that, Focus Growth and Income Portfolio, Focus TechNet Portfolio and Large Cap Composite Portfolio have been terminated by the Trustees as a Series of the Trust in accordance with the terms of the Declaration as of the 16th day of December, 2010, and that the Trust’s Establishment and Designation of Shares of Beneficial Interest is accordingly amended.
     IN WITNESS THEREOF, the undersigned have executed this Amendment to Establishment and Designation of Shares of Beneficial Interest (which may be on one or more separate counterparts) as of the 16th day of December, 2010.

/s/ GARRETT F. BOUTON	/s/ GILBERT T. RAY

Garrett F. Bouton, Trustee	Gilbert T. Ray, Trustee

/s/ CARL D. COVITZ	/s/ ALLAN L. SHER

Carl D. Covitz, Trustee	Allan L. Sher, Trustee

/s/ JANA W. GREER	/s/ BRUCE G. WILLISON

Jana W. Greer, Trustee	Bruce G. Willison, Trustee

/s/ JANE JELENKO

Jane Jelenko, Trustee